UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 27, 2006

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Woodcliff Drive, Suite 300, Fairport, NY 14450
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(585) 218-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The compensation arrangements for non-management directors of Constellation Brands, Inc. include cash, restricted stock and stock option components. At a meeting held on July 27, 2006, the Board of Directors (the “Board”) of Constellation Brands, Inc. (the “Company”) took the following actions with regard to certain of the compensatory arrangements for Company’s non-management directors. Each of these actions was recommended by the Corporate Governance Committee and was effective on July 27, 2006. Members of the Board of Directors who are members of management continue to serve without any additional fee or other compensation for their service on the Board.

Approval of Annual Cash Retainer for Non-Management Directors

The Board increased the annual cash retainer to $60,000 payable in quarterly installments of $15,000 at the beginning of each fiscal quarter.

Approval of Board Meeting Fees

The Board increased the Board meeting fee to $2,500 for each Board meeting attended (which includes regular, special and annual Board meetings and attendance in person or by conference telephone.)

Approval of Committee Meeting Fees

Non-management directors will continue to receive a committee meeting fee in the amount of $1,500 for each committee meeting attended (including attendance by conference telephone.)

Approval of Annual Committee Chair Fees

The fee for the position of Audit Committee Chair remains $12,000 annually, payable in quarterly installments of $3,000. The fees for the position of Chair of the Human Resources Committee and the position of Chair of the Corporate Governance Committee each remain $9,000 annually, each payable in quarterly installments of $2,250.

Approval of Stock Option Grant

Non-management directors of the Company are eligible to receive an annual grant of non-qualified stock options, if and as approved by the Board. The number of shares of the Company’s Class A Common Stock that may be subject to an annual option grant will not exceed the number obtained by dividing $70,000 by the closing price of the Company’s Class A Common Stock on the date of grant. The Board has not modified this arrangement. Consistent with this manner of calculation of the annual stock option grant, on July 27, 2006, each non-management director of the Company was granted an option to purchase up to 2,836 shares of the Company’s Class A Common Stock at an exercise price of $24.68 per share and with an exercise period of January 27, 2007 through July 27, 2016. On the date of grant, the closing price of the Company’s Class A Common Stock was $24.68 per share.

Approval of Restricted Stock Award

Non-management directors of the Company are eligible to receive an annual award of restricted shares of the Company’s Class A Common Stock, if and as approved by the Board. The number of shares of restricted stock that may be subject to this annual award is calculated by dividing the sum of $40,000 by the closing price of the Company’s Class A Common Stock on the date of grant. The Board has not modified this arrangement. Consistent with this manner of calculation of the annual restricted stock award, on July 27, 2006, each non-management director of the Company received an award of 1,620 restricted shares of the Company’s Class A Common Stock. On the date of the award, the closing price of the Company’s Class A Common Stock $24.68 per share. Subject to applicable provisions in the award document, the restricted stock will vest on July 27, 2007.

In addition to the foregoing compensatory arrangements, non-management directors also receive complimentary company products having a value of up to $5,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION BRANDS, INC.

Date: July 31, 2006	By:	/s/ Thomas S. Summer
Thomas S. Summer, Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

(1)	UNDERWRITING AGREEMENT

Not Applicable.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS

Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

Not Applicable.

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Not Applicable.

(14)	CODE OF ETHICS

Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR

Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL

Not Applicable.

(24)	POWER OF ATTORNEY

Not Applicable.

(99)	ADDITIONAL EXHIBITS

Not Applicable.

(100)	XBRL-RELATED DOCUMENTS

Not Applicable.